                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                              Three Months Ended     Nine Months Ended
                                                 December 31,           December 31,
                                             -------------------   --------------------
                                               2001       2000       2001        2000
                                             --------    -------   --------    --------
Net Income (Loss)                            $ 54,999     (1,036)    62,929    (48,827)
                                             ========    =======    =======    =======

Weighted average shares outstanding           204,287    205,287    204,554    206,996

Reduction for common shares not yet
 released by Employee Stock Ownership Plan      7,739      9,684      8,242     10,133
                                             --------    -------    -------    -------

Total weighted average common shares
 outstanding for basic computation            196,548    195,603    196,312    196,863
                                             ========    =======    =======    =======

Basic earnings (loss) per share              $    .28       (.01)       .32       (.25)
                                             ========    =======    =======    =======

Total weighted average common shares
 outstanding for basic computation            196,548    195,603    196,312    196,863

Common stock equivalents due to dilutive
 effect of stock options                        2,647      2,641      2,647      2,641
                                             --------    -------    -------    -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                      199,195    198,244    198,959    199,504
                                             ========    =======    =======    =======

Diluted earnings (loss) per share            $    .28       (.01)       .32       (.25)
                                             ========    =======    =======    =======

                                      -17-